  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2012 (August 15, 2012)

Behringer Harvard Short-Term Opportunity

Fund I LP

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1620

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 17, 2012, Behringer Harvard 250/290 John Carpenter LP, a wholly-owned subsidiary of Behringer Harvard Short-Term Opportunity Fund I LP, entered into a contract for the sale of a three-building office complex containing approximately 539,000 square feet, on approximately 15.3 acres of land located at 250/290 John Carpenter Freeway in Irving, Texas (“250/290 John Carpenter Freeway”) to an unaffiliated buyer, Fairways JC Central, LLC. The contract sales price for 250/290 John Carpenter Freeway is $22.8 million.

Item 1.02	Termination of a Material Definitive Agreement.

On August 15, 2012, Behringer Harvard 250/290 John Carpenter LP terminated a contract which was previously entered into on April, 20, 2011 for the sale of 250/290 John Carpenter Freeway to an unaffiliated buyer, Forest City Commercial Development, Inc. The contract sales price for 250/290 John Carpenter Freeway was $18.9 million, with rights to additional consideration under certain conditions. All earnest money deposits were refunded as required under the contract.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard Short-Term Opportunity Fund I LP

	By:	Behringer Harvard Advisors II LP, Co-General Partner

Dated: August 21, 2012		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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